NEWS RELEASE

MVB Financial Corp. Names New Board Member

Fairmont, W,Va. (September 22, 2016) – The Board of Directors of MVB Financial Corp. (OTCQB: MVBFC) today announced the appointment of Gary A. LeDonne as a Member of its Board of Directors, effective immediately.

Mr. LeDonne is currently an Executive in Residence, at the West Virginia University College of Business and Economics where he teaches income tax accounting, serves as Master of Professional Accountancy Program Coordinator and regularly counsels students on career development.

Prior to joining West Virginia University, Mr. LeDonne served as a Regional Tax Managing partner with Ernst & Young (EY). Gary’s regional responsibility spanned twelve offices located in WV, OH, PA, VA, KY, MD and DC. Over the course of his career Gary was based in the Pittsburgh, Columbus and New York City offices of EY. During his three decades of experience in public accounting he worked with hundreds of companies including the world’s largest global companies and many privately owned businesses. He also has an extensive background in strategy development, succession planning and talent management. Throughout his career with EY, Gary served banking, insurance and capital market clients.

Mr. LeDonne received his Bachelor of Science degree from Fairmont State College and his Master Professional Accountancy degree from West Virginia University. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the American Accounting Association. Mr. LeDonne currently serves as Vice Chair of the Fairmont State University Foundation Board and is a member of the WVU College of Business and Economics Visiting Committee. Gary and his wife, Renee, reside in Morgantown, W.Va.

“Gary brings extensive experience in the financial and accounting arenas critical to MVB’s growth and future strategic direction,” said Stephen R. Brooks, chair, MVB Financial Corp. (MVB), Board of Directors. “Gary will provide additional depth and expertise in assisting the Board carry out its fiduciary role and oversight of regulatory requirements, including sound risk management practices.”

MVB Chief Executive Officer, Larry F. Mazza added, “I welcome a new Director, especially of Gary’s caliber, who brings such a strong background in financial services to assist MVB as we continue to expand geographically and in complexity.”

Mr. LeDonne’s Board term is subject to the approval of the shareholders of MVB at the next 2017 annual meeting.

About MVB Financial Corp.
MVB Financial Corp. (OTCQB: MVBF) is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiaries, MVB Bank, Inc., MVB Mortgage and MVB Insurance, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region.

The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.

For more information, please visit ir.mvbbanking.com.

Forward-Looking Statements
All statements other than statements of historical fact included herein are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the actual results of MVB Financial Corp. ("MVB Financial" or the "Company") differing materially from those projected in the forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (ix) changes in other regulations, government policies, and application of regulations affecting bank holding companies and their subsidiaries, including changes in monetary policies, may negatively impact the Company's operating results and that could negatively impact or preclude current and future acquisition activities; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III may adversely affect the Company; (xi) the risk that the benefits from the acquisition, by MVB Bank, Inc. ("MVB Bank"), of two branches of Susquehanna Bank in Berkeley County, West Virginia, may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, the degree of competition in the geographic and business areas in which MVB Bank operates, integration factors and the reaction to MVB Bank of Susquehanna Bank clients which bank at the two branches that were acquired by MVB Bank;  (xii) diversion of management time on acquisition or diversified growth issues; and (xiii) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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